SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 31, 2002

WESTAFF, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-24990 (Commission File Number)	94-1266151 (IRS Employer Identification No.)

301 Lennon Lane, Walnut Creek, CA  94598

(Address of principal executive offices/Zip Code)

(925) 930-5300

(Registrant’s telephone number, including area code)

Item 4.                    CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(b)           Promptly after the Board of Directors of Westaff, Inc. (the “Company”) decided to discontinue the engagement of Arthur Andersen LLP as the Company’s independent public accountants, the Audit Committee of the Company’s Board of Directors initiated a process of screening independent public accounting firms based on responses to a request for proposal.  Effective as of May 31, 2002, following the completion of this process, the Company's Board of Directors selected Deloitte & Touche LLP as the Company’s independent auditor.

During the Company’s two most recent fiscal years ended October 28, 2000 and November 3, 2001, and the subsequent interim period prior to its engagement of Deloitte & Touche LLP, neither the Company nor anyone acting on its behalf consulted Deloitte & Touche LLP regarding application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that the new accountants concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues.  The Company has never consulted with Deloitte & Touche LLP concerning any disagreement or reportable event, as those terms are defined in Item 304(a) of Securities and Exchange Commission Rule S-K.

Item 7.                    FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Not applicable.

(b)           Not applicable.

(c)           The following Exhibit is provided in accordance with the provisions of Item 601 of Regulation S-K and is filed herewith:

99.1         Press release of Westaff, Inc. dated June 6, 2002

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTAFF, INC.

By:	/s/ Dwight S. Pedersen
Dwight S. Pedersen,
President and Chief Executive Officer

June 6, 2002